                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

        [Community Financial Corp. Letterhead]

                                                  March 3, 2000

                        CAUTION



Dear Fellow Stockholder:

     There is an important development of which you should be aware. A dissident stockholder, Barrett Rochman, has commenced a proxy contest in connection with this year's annual meeting scheduled to be held on April 27, 2000, and you may soon be receiving the dissident's proxy materials. Mr. Rochman wants to elect himself and his hand-picked nominee to your Board of Directors in place of the two highly qualified nominees proposed by your Board. Mr. Rochman will also be seeking your support for a nonbinding stockholder proposal. Our proxy materials will be sent to you shortly. Until then, we caution you not to sign any proxy card which this dissident may send to you.

     Your Board of Directors deeply regrets that Mr. Rochman has started what promises to be an expensive and distracting proxy contest. We assure you that your Board is committed to maximizing stockholder value and will continue to manage your Company's affairs in the best interest of all of its stockholders. In light of the proxy contest, your vote will be extremely important, regardless of the number of shares you own. We again urge you not to sign any proxy you may receive from the dissident. We will keep you informed of all significant developments.

     On behalf of your Board of Directors, thank you for your continued support.



                              Sincerely

                              /s/ Wayne H. Benson

                              Wayne H. Benson
                              President and
                              Chief Executive Officer


This information is furnished on behalf of Community Financial Corp., its board of directors and management. Information regarding the participants in Community's proxy solicitation and their interest in such solicitation may be obtained by reviewing Community's preliminary proxy materials
      as filed with the Securities and Exchange
    Commission ("SEC").  Community will shortly be
     sending you definitive proxy materials which
      you should read as they contain important
        information.  You may obtain a copy of
            Community's preliminary proxy
            materials and, when filed, our
             definitive proxy materials,
                free of charge at the
                  SEC's web site at
                  http://www.sec.gov.

If you have any questions or need assistance, please call D.F.
King & Co., Inc. which is assisting us in this matter, at 1-888-
242-8155.